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                                                                   EXHIBIT 99.4

               CONSENT OF CREDIT SUISSE FIRST BOSTON CORPORATION

  We hereby consent to the use of our summary valuation analysis, dated December 8, 1997, prepared for CDRD Merger Corporation ("MergerCo") included as Exhibit (b)(6) to the Schedule 13E-3 relating to the proposed merger of MergerCo with and into Dynatech Corporation and to the references to such analysis in the Proxy Statement/Prospectus which forms part of the Registration Statement on Form S-4 relating to such merger under the caption "SPECIAL FACTORS--Report of CSFB". In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          /s/ Credit Suisse First Boston
                                          Corporation

                                          Credit Suisse First Boston
                                          Corporation

April 27, 1998